Exhibit 10.1

THIRD AMENDMENT
TO THE
ATARI, INC. 2000 STOCK INCENTIVE PLAN

     Third Amendment made this 28th day of June, 2004, by Atari, Inc. (the “Company”), a Delaware corporation.

WITNESSETH:

     WHEREAS, the Company established the Atari, Inc. 2000 Stock Incentive Plan (the “Plan”) on June 27, 2000, which Plan was subsequently approved by the stockholders of the Company on July 25, 2000;

     WHEREAS, the Company has previously amended the Plan to, among other things, (i) increase the number of shares reserved for issuance thereunder, (ii) increase the per year total number of shares that may underlie an option or stock appreciation rights grant(s) to any participant; and (iii) merge the Company’s 1995 and 1997 Stock Incentive Plans with and into the Plan;

     WHEREAS, the Company desires to amend the Plan, subject to stockholder approval, to increase the annual per participant maximum number of shares with respect to which stock options and stock appreciation rights may be granted; and

     WHEREAS, the Plan may be amended by the Company pursuant to the provisions of Section 3.1.1 thereof.

     NOW, THEREFORE, the Plan is hereby amended, as set forth herein.

ARTICLE 1

GENERAL

1. Section 1.5.2 of the Plan is hereby amended to read as follows:

     “1.5.2 Effective as of the calendar year commencing January 1, 2004, the total number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted to any one employee of the Company or any of its subsidiaries during any calendar year will not exceed 2,000,000.”

2. Except as expressly or by necessary implication modified or amended by this Third Amendment, the terms of the Plan, as previously amended, are hereby ratified and confirmed without limitation or exception.

3. Capitalized terms used in this Third Amendment and not otherwise defined shall have the same meaning ascribed to them as set forth in the Plan.

IN WITNESS WHEREOF, this Third Amendment has been executed the day and year first above written.

ATARI, INC.
By:	/s/ Lisa S. Rothblum
	Name:	Lisa S. Rothblum
	Title:	Senior Vice President, Legal and Business Affairs, and General Counsel

Stockholder Approval Date: September 14, 2004